EX-5.1

                   FORM OF OPINION OF JACKSON & CAMPBELL, P.C.


                                           , 2001



United  States  Securities  and  Exchange  Commission
450  5th  Street  NW
Judiciary  Plaza
Washington,  D.C.  20549


RE:      Elgrande.com,  Inc.
         Registration  Statement  on  Form  SB-2



Gentlemen:

          We have been requested by Elgrande.com, Inc., a Nevada corporation ("Elgrande"), to furnish you with our opinions as to the matters hereinafter set forth in connection with the proposed registration under the Securities Act of
1933, as amended ("Act"), and the rules and regulations promulgated thereunder ("Rules"), of _____________________(____________) shares ("Shares") of common stock, par value $.001 per share of Elgrande. In this connection, we have examined the Registration Statement proposed to be filed with the Securities and Exchange Commission ("Commission"), and originals, or copies authenticated to our satisfaction, of (a) the Certificate of Incorporation and By-Laws of Elgrande, in each case, as amended; (b) the Stock Purchase Agreement, dated
September 18, 2001, between Elgrande and IFG Private Equity, LLC (the "Agreement"), (c) records of proceedings of the Board of Directors of Elgrande; and (d) such other documents as we have deemed necessary to form a basis for the opinions hereinafter expressed.

          Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered to the purchaser thereof in accordance with the terms and conditions of the Agreement, and subject to any and all restrictions imposed by the Agreement, will be legally issued, fully paid and non-assessable.

          The opinions herein expressed are as of the date of this letter and are subject to appropriate modification as to the events occurring after such date. We express no opinion as to any matter not expressly stated herein and express no opinion concerning any law other than the law of the State of Nevada. As to all matters of Nevada law, we have relied upon the opinion of Michael Morrison, Esq, of even date herewith.

          We hereby consent to the use of this letter as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                        Very  truly  yours,